UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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NORTHERN CALIFORNIA BANCORP, INC.
(Name of Registrant As Specified In Its Charter)
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NORTHERN CALIFORNIA BANCORP, INC.

601 MUNRAS AVE

MONTEREY CA 93940

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

To the Shareholders of Northern California Bancorp, Inc.:

We are furnishing the attached Information Statement to advise you that the shareholders of Northern California Bancorp, Inc. (the “Company”) have approved an amendment to the Company’s Articles of Incorporation which increases the total number of authorized shares of  the Company’s no par value common stock (the “Common Stock”) from ten million (10,000,000) to fifty million (50,000,000) (the “Amendment”).

The Amendment was adopted by the Board of Directors of the Company and the written consents of the holders of a majority of the outstanding shares of the Company’s Common Stock.

Pursuant to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock as of [RECORD DATE], the record date for determination of holders of the Common Stock entitled to notice of the corporate action to amend the Company’s Articles of Incorporation, the Company’s Articles of Incorporation will be amended to reflect an increase in the number of shares of authorized Common Stock from ten million (10,000,000) to fifty million (50,000,000).

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS ACTION.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The amendment to our Articles of Incorporation will not be effective until a Certificate of Amendment is filed with the California Secretary of State.

By Order of the Board of Directors,

/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.,
Chairman, President and Chief Executive Officer
Monterey, California
Dated: July , 2011

NORTHERN CALIFORNIA BANCORP, INC.

601 MUNRAS AVE

MONTEREY CA 93940

INFORMATION STATEMENT

The Board of Directors of Northern California Bancorp, Inc. (the “Company”), is furnishing this Information Statement to provide notice and a description of actions taken by our Board of Directors on June 1, 2011 and by the holders of a majority of our outstanding shares of the Company’s no par common stock (the “Common Stock”) on July 5, 2011, to amend the Company’s Articles of Incorporation.

This Information Statement is being mailed on or about July 8, 2011 to shareholders of record on June 30, 2011. The Information Statement is being delivered only to inform you of the corporate action described herein, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

AMENDMENT TO ARTICLES OF INCORPORATION

On June 1, 2011, our Board of Directors approved, subject to receiving shareholder approval, an amendment to our Articles of Incorporation to effect the increase in the total number of authorized shares of the Company’s Common Stock from ten million (10,000,000) to fifty million (50,000,000) (the “Amendment”). As required by Section 903 of the California Corporations Code (the “Code”) we have obtained shareholder approval for the Amendment by the written consent of shareholders owning 989,053shares, representing 55.38% of our outstanding shares of Common Stock on the record date of June 30, 2011. The proposed increase will not become effective until the Amendment to the Articles of Incorporation in the form of Exhibit A is filed with the California Secretary of State. We expect to make the appropriate filing as soon as practicable after twenty (20) day from the date this Information Statement is first mailed to our shareholders.

RECORD DATE AND VOTING RIGHTS

As of the close of business on June 30, 2011, the record date for determining shareholders entitled to notice, we had issued and outstanding 1,785,891 shares of the Common Stock. Each share of Common Stock outstanding as of the record date is entitled to one vote in connection with the Amendment. However, by July 5, 2011, the holders of a majority of our Common Stock signed written consents approving the Amendment. As a result, the Amendment has been approved and neither a meeting of our shareholders nor additional written consents are necessary.

NO VOTE OR OTHER CONSENT OF OUR SHAREHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not seeking written consent from any other shareholders and our shareholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained in accordance with California law, and this Information Statement is furnished solely for the purpose of advising shareholders of the actions taken by written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

To our knowledge, the following shareholders own more than five percent (5%) of the outstanding Common Stock as of June 30, 2011, the record date:

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Charles T. Chrietzberg, Jr. Sandra G. Chrietzberg 601 Munras Ave. Monterey, CA 93940	741,200	(1)	41.50%
David S. Lewis Trust 30500 Aurora del Mar Carmel, CA 93923	153,863		8.63%
Bruce N. Warner 601 Munras Ave. Monterey, CA 93940	114,530		6.42%

(1)         Includes 18,414 shares held beneficially for Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts where voting power is shared with the custodian of the account.  600,000 shares of the Common stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank.

The following table sets forth similar information regarding the beneficial ownership, both by numerical holding and percentage interest, for each of our directors and executive officers and all of our directors and  executive officers as a group, as of June 30, 2011:

Name	Amount and Nature of Beneficial Ownership		Shares Subject to Vested Stock Options(1)	Percent of Class

Mark A. Briant	2,534	(2)	—	0.14%
Charles T. Chrietzberg, Jr.	741,200	(3)(4)(5)	—	41.50%
Sandra G. Chrietzberg	741,200	(4)(5)	—	41.50%
Stephanie G. Chrietzberg	26,640		—	1.49%
Peter J. Coniglio	65,855	(6)(7)	10,500	4.25%
Carla S. Hudson	37,399	(8)	2,500	2.23%
Timothy M. Leveque(9)	62,011		—	3.47%
John M. Lotz	895	(10)	10,500	0.64%
Bruce N. Warner	114,530		—	6.41%
All Directors and Executive Officers as a group (8 in number)	989,053	(11)	23,500	55.38%

(1)

Shares subject to stock options that are exercisable within 60 days after June 30, 2011 (“vested”) are treated as issued and outstanding for the purpose of computing the percent of class owned by such person but not for the purpose of computing the percent of class owned by any other person.

(2)	Shares are held in a profit sharing plan, as to which Mr. Briant has voting and investment power.
(3)

600,000 shares of the Common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank. In the event of a default under that loan, the lender has the right to foreclose on the loan and to acquire the shares or the shares may be sold pursuant to applicable terms of the Uniform Commercial Code, which would result in a change of control of the Corporation. Such transaction may require approval under provisions of Federal and California change in bank control laws.

(4)

The shares include an aggregate of 18,414 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account.

(5)	Includes shares of spouse pursuant to California’s community property laws.
(6)	Sole voting power.
(7)

Of these shares, 30,872 are held by Mr. Coniglio, 26,530 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power, while 8,453 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power. Does not include 10,500 shares subject to the vested stock options.

(8)

These shares are held jointly with family members, other than 1,610 shares held in a corporate pension, as to which Ms. Hudson has voting and investment power. Does not include 2,500 shares subject to the vested stock options.

(9)	Mr. Leveque retired effective February 28, 2011.
(10)	Does not include 10,500 shares subject to the vested stock options.
(11)	Shares beneficially held by Mr. and Mrs. Chrietzberg are counted once in calculating the beneficial ownership of all Directors and Executive Officers of the Corporation as a group.

VOTE REQUIRED

Section 903 of the Code provides that the affirmative vote of a majority of the outstanding shares of Common Stock is required to authorize an amendment to the Articles of Incorporation to effect an increase in the total number of authorized shares of the Common Stock. Therefore, a total of at least 989,053 shares, representing approximately 50.1% of our outstanding shares of Common Stock, must be voted in favor of the Amendment in order for approval to be granted.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

On June 1, 2011, the Board of Directors adopted resolutions setting forth the proposed terms of the Amendment to the Company’s Articles of Incorporation and declared it advisable and in the best interests of the Company and its shareholders.  The increase in the number of authorized shares would provide the Board of Directors and management with flexibility which may be in the best interests of the Company and its shareholders in achieving future corporate needs and objectives, including raising additional capital in public or private offerings through the sale of the Common Stock.  With the limited number of unissued shares currently available for issuance, the Board and management are potentially constrained from pursuing future corporate transactions that may be advisable.  If this proposal is approved, any or all of the authorized shares could be issued without any further shareholder action, unless approval is otherwise required by the Company’s Articles of Incorporation, applicable law, or regulatory authorities.  If this proposal is not approved, the Company believes that it may be severely hindered in any effort to raise additional funds and potentially constrained from pursuing future corporate transactions that may be beneficial to the Company.

Upon issuance, the additional shares of Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the Amendment to the Company’s Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.  To the extent that the additional authorized shares of Common Stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, could have a negative effect on the market price of the Common Stock.

Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock to maintain their proportionate ownership thereof.

The Company could also use the additional shares of Common Stock for potential strategic transactions including, among other things, mergers and acquisitions, although the Company has no present plans to do so.  The Company cannot provide any assurance that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock.

The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or in the Articles of Incorporation or the Bylaws of the Company.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming.  The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  Although this proposal has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

The Board also believes that the advisability of additional shares of Common Stock will provide the Company with the flexibility to issue shares for a variety of other purposes that the Board of Directors may deem advisable without further action by the Company’s shareholders, unless required by law, regulation or stock market rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the use of additional shares for various equity compensation and other employee benefit plans, and other bona fide corporate purposes. In some situations the issuance of additional shares could have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder’s percentage voting power in the Company.

In addition, depending upon the nature and terms thereof, such issuances could enable the Board to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to shareholders. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company’s outstanding shares, thereby diluting the interest of a party seeking to take control of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO THE AMENDMENT TO THE ARTICLES TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Except as otherwise stated herein, no director, executive officer, or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment, which is not shared by all other holders of our Common Stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Code, shareholders are not entitled to dissenters’ rights of appraisal in connection with the Amendment.

SHAREHOLDERS SHARING AN ADDRESS

In accordance with notices to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Information Statement may request a copy by contacting the bank, broker or other holder of record, or our offices at Northern California Bancorp, Inc., 601 Munras Avenue, Monterey, California 93940, Attention: Dorina A. Chan (831) 649-4600. In addition, any such street-name shareholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

Northern California Bancorp, Inc.

/s/ Charles T. Chrietzberg, Jr.
Charles T. Chrietzberg, Jr.,
Chairman, President and Chief Executive Officer
Monterey, California
Dated: July , 2011